UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 16, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Couer d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 16, 2007, Nighthawk Radiology Holdings, Inc., (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with SPR Holdings II, LLC, a privately held company located in St. Paul, Minnesota (“SPR Holdings”), Midwest Physicians Services, LLC (“MPS”), and Emergency Radiology Services, LLC (“ERS”), pursuant to which the Company acquired all of the outstanding equity interests of MPS and ERS from SPR Holdings. MPS was formed by St. Paul Radiology, P.A., one of the largest radiology groups in the country (“St. Paul Radiology”) to provide a complete suite of business process services to support its radiology practice. This suite of business process services includes revenue cycle management, administrative, information technology and other services critical to the operation of a radiology group. The Company intends to combine these services with its proprietary workflow technology to offer its customers a full suite of professional and business process solutions.

The Company is not purchasing St. Paul Radiology.

In accordance with the terms of the Purchase Agreement, the Company acquired all of the outstanding equity interests of MPS and ERS for aggregate consideration of (i) $62.5 million in cash and (ii) a warrant that was issued to St. Paul Radiology. This warrant entitles St. Paul Radiology to purchase 300,000 shares of common stock of Parent at any time after July 16, 2010 and before July 16, 2017 at a price equal to the market price of a share of the Company’s common stock at closing on July 16, 2007. $57.5 million of the cash portion of the purchase price was paid to SPR Holdings at closing and the remaining $5 million was placed into an escrow account to serve as a source of funds to satisfy the indemnification obligations of SPR Holdings under the Purchase Agreement.

As a result of this transaction, ERS and MPS have become wholly owned subsidiaries of the Company.

A copy of the Purchase Agreement is being filed as Exhibit 10.37 to this Current Report

Agreements Entered into in Connection with the Acquisition of ERS and MPS.

In connection with the acquisition of MPS and ERS by the Company, MPS entered into a long-term administrative support services agreement with each of St. Paul Radiology and Midwest Radiology LLC, an affiliate of St. Paul Radiology and provider of imaging services (“MWR”). Under these long term services agreements, MPS will provide business process services to each of St. Paul Radiology and MWR in exchange for a percentage of the revenue generated by each of those companies.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 16, 2007 the Company acquired all of the outstanding equity interests of Midwest Physicians Services, LLC and Emergency Radiology Services, LLC from SPR Holdings II, LLC as described in Item 1.01 above. A press release announcing the acquisition of MPS and ERS by the Company that was issued on July 16, 2007 is being filed as exhibit 99.1 to this Current Report.

Item 3.02	Sale of Unregistered Securities

In connection with the Purchase Agreement, the Company issued a warrant to St. Paul Radiology, P.A. that entitles St. Paul Radiology, P.A. to purchase 300,000 shares of common stock of the Company, as described in Item 1.01 above. The issuance of the warrant to St. Paul Radiology, P.A. was made in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The warrant contains a provision that restricts the sale or transfer of the warrant.

Forward Looking Statements

This report and the exhibits attached hereto contain statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s strategy to offer a full suite of business services to our customers. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required in connection with the business acquisition described in Item 2.01 will be filed no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required in connection with the business acquisition described in Item 2.01 will be filed within 71 calendar days of the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description
10.37	Membership Interest Purchase Agreement dated July 16, 2007 between the Company, SPR Holdings II, LLC, Midwest Physicians Services, LLC, and Emergency Radiology Services, LLC.

99.1	Press release dated July 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

	By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.37	Membership Interest Purchase Agreement dated July 16, 2007 between the Company, SPR Holdings II, LLC, Midwest Physicians Services, LLC, and Emergency Radiology Services, LLC.

99.1	Press release dated July 16, 2007.